EXHIBIT 23.2 CONSENT OF LAPORTE, SEHRT, ROMIG AND HAND, A PROFESSIONAL ACCOUNTING CORPORATION

January 31, 2002

To the Board of Directors of
PrimeLink Systems, Inc.
10135 Hereford Road
Folsom, Louisiana  70437

Gentlemen:

We hereby consent to the use of our audit report of PrimeLink Systems, Inc. for the year ended December 31, 2000 in the Form S-8 of PrimeLink Systems, Inc. dated January 31, 2002.

                                /s/ LaPorte, Sehrt, Romig and Hand, APAC
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                                    LaPorte, Sehrt, Romig and Hand, APAC